漢 坤 律 師 事 務 所
Han Kun Law Offices

Suite 906, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, P. R. China

Tel: (86 10) 8525 5500; Fax: (86 10) 8525 5511 / 8525 5522

[DATE]

To: China VantagePoint Acquisition Company

Re:	Registration Statement of China VantagePoint Acquisition Company

We are qualified lawyers of the People’s Republic of China (“PRC” or “China”) and have acted as the PRC legal counsel for China VantagePoint Acquisition Company, a Cayman Islands exempted company (the “Company”), in connection with the Registration Statement on Form S-1 under the Securities Act of 1933, as amended, filed on [           ], 2011 (Registration Number 333-170006), as amended through the date hereof (the “Registration Statement”), including the preliminary prospectus dated January 10, 2011 (“Statutory Prospectus”) and a final prospectus (“Prospectus”).

For the purposes of this opinion, we have reviewed the Registration Statement and we have made investigation of the applicable laws and regulations of the PRC promulgated and publicly available as of the date of this Opinion.

In rendering this opinion, we have assumed without independent investigation and inquiry that (“Assumptions”):

i.
All signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all documents submitted to us as originals are authentic, and all documents submitted to us as certified or photostatic copies conform to the originals;

ii.
The Company is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; the Company has full power and authority or legal capacity to execute, deliver and perform its obligations under the documents to which it is a party in accordance with the laws of its jurisdiction of organization;

iii.
The documents that were presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the documents after they were submitted to us for the purposes of this legal opinion;

iv.	The laws of any country or region other than China which may be applicable to the execution, delivery, performance or enforcement of any of the documents are complied with;

Han Kun Law Offices

v.	All the documents and the factual statements provided to us by the Company, , including but not limited to those set forth in the Registration Statement, are complete, true and correct; and

vi.	All the explanations and interpretations provided by the government officers duly reflect the official position of the relevant governmental authorities.

Based on our review of the Registration Statement and our understanding of the PRC laws, subject to the Assumptions, qualifications and limitations set forth herein and in the Registration Statement, and to our best knowledge after due inquiry against the Company, we hereby confirm that the statements in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of PRC laws, rules, regulations, statutes, government orders or mandates or legal matters referred to therein, constitute fair and general summaries thereof and fairly present in all material respects the information required to be shown with respect to such laws, rules, regulations, statutes, government orders and mandates and legal matters.  The Registration Statement and the Prospectus does not omit any substantive information relating to PRC laws, rules, regulations, statutes, government orders or mandates or legal matters required to make the information included therein not misleading.

We have participated in discussions with officers and other representatives of the Company at which the contents of the Registration Statement and related matters were discussed and although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement (except as otherwise set forth in this opinion), insofar as PRC laws and regulations are concerned, no facts have come to our attention which lead us to believe that the Registration Statement, the Statutory Prospectus or the Prospectus or any amendment or supplement thereto, as of the date hereof or as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no belief with respect to matters other than PRC laws, rules, regulations, statutes, government orders or mandates or legal matters).

Our opinion expressed above is subject to the following additional qualifications:

i.
Our opinion is subject to the restrictions of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) any judicial or administrative actions affecting creditors’ rights generally.

Han Kun Law Offices

ii.
Our opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent or coercionary; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

iii.	No independent search, investigation or other verification action has been conducted by us with any governmental authorities for the purpose of issuing our opinion.

iv.
Our opinion is limited to the PRC laws and regulations of general application on the date hereof (for the purpose of this opinion only, the PRC or China shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan). We have made no investigation of, and do not express or imply any views on, the laws of any country other than the PRC.

v.
The PRC laws and regulations referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

vi.
This opinion is issued based on our understanding of the current PRC laws and regulations. For matters not explicitly provided under the current PRC laws and regulations, the interpretation, implementation and application of the specific requirements under the PRC laws and regulations are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, which may be different from our opinion. Under relevant PRC laws and regulations, foreign investment is restricted in certain businesses.  The interpretation and implementation of these laws and regulations, and their application to and effect on the legality, binding effect and enforceability of contracts, are subject to the discretion of competent PRC legislative, administrative and judicial authorities.

vii.	We may rely, as to matters of fact, to the extent reasonable, on certificates and confirmations of PRC government authorities or responsible officers of the Company.

viii.	This opinion is intended to be used in the context which is specifically referred to herein.

Han Kun Law Offices

ix.
As used in this opinion, the expression “to our knowledge” or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company in connection with the Registration Statement. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this opinion.

The opinion expressed herein is solely for  the benefit of the Company and without our prior written consent, neither our opinion nor this opinion letter may be disclosed to or relied upon by any other person.

This opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressed stated herein. The opinion expressed herein is rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

Yours faithfully,

HAN KUN LAW OFFICES